As filed with the Securities and Exchange Commission on January 20, 2015

Registration No. 333-193480

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STRATEGIC STORAGE GROWTH TRUST, INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)

111 Corporate Drive, Suite 120

Ladera Ranch, California 92694

(877) 327-3485

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Paula Mathews

Executive Vice President and Secretary

Strategic Storage Growth Trust, Inc.

111 Corporate Drive, Suite 120

Ladera Ranch, California 92694

(877) 327-3485

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael K. Rafter, Esq.

Baker, Donelson, Bearman, Caldwell and Berkowitz, PC

3414 Peachtree Road

Suite 1600

Atlanta, Georgia 30326

(404) 577-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(3)
Common Stock, $0.001 par value	100,000,000	$10.00	$1,000,000,000	$128,800
Common Stock, $0.001 par value(2)	10,000,000	$ 9.50	$ 95,000,000	$ 12,236

(1)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457.
(2)	Represents shares issuable pursuant to the Registrant’s distribution reinvestment plan.
(3)	Registration fee previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to Form S-11 Registration Statement (No. 333-193480) is being filed solely to file Exhibit 5.1, Exhibit 8.1, Exhibit 23.1 and Exhibit 23.2, and no changes or additions are being made hereby to the prospectus constituting Part I of this Registration Statement or to Items 31 through 35, 36(a) or 37 of Part II of this Registration Statement.

Accordingly, such prospectus containing Part I of this Registration Statement and Items 31 through 35, 36(a) and 37 of Part II of this Registration Statement have not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36.	Financial Statements and Exhibits

(b)	Exhibits: The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1*	Dealer Manager Agreement and Participating Dealer Agreement

3.1*	Second Articles of Amendment and Restatement of Strategic Storage Growth Trust, Inc.

3.2*	Amended and Restated Bylaws of Strategic Storage Growth Trust, Inc.

4.1*	Subscription Agreement and Subscription Agreement Signature Page (included as Appendix A to prospectus)

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to legality of securities

8.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to tax matters

10.1*	Second Amended and Restated Limited Partnership Agreement of SS Growth Operating Partnership, L.P. dated July 31, 2014

10.2*	Second Amended and Restated Advisory Agreement

10.3*	Strategic Storage Growth Trust, Inc. Distribution Reinvestment Plan (included as Appendix B to prospectus)

10.4*	Amendment No. 1 to the Second Amended and Restated Limited Partnership Agreement

10.5*	Series A Cumulative Redeemable Preferred Unit Purchase Agreement dated July 31, 2014

10.6*	Credit Agreement with KeyBank, N.A. dated July 31, 2014

10.7*	Six Property Portfolio Purchase and Sale Agreement dated July 7, 2014

10.8*	Partial Assignment for one Property of the Six Property Portfolio dated August 14, 2014

10.9*	Schedule of Omitted Documents

21.1*	Subsidiaries of Strategic Storage Growth Trust, Inc.

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1)

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC with respect to tax opinion (included in Exhibit 8.1)

23.3*	Consent of CohnReznick LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney dated September 24, 2014

*	Previously filed.

II - 1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ladera Ranch, State of California, on the 20th day of January, 2015.

STRATEGIC STORAGE GROWTH TRUST, INC.

By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ H. Michael Schwartz
H. Michael Schwartz*	Chief Executive Officer, President and Director (Principal Executive Officer)	January 20, 2015

/s/ Michael S. McClure	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	January 20, 2015
Michael S. McClure

/s/ Dean I. Ader	Independent Director	January 20, 2015
Dean I. Ader*

/s/ Stephen G. Muzzy	Independent Director	January 20, 2015
Stephen G. Muzzy*

*	By: Michael S. McClure, as Attorney in fact, pursuant to Power of Attorney dated September 24, 2014 and filed on September 26, 2014.

II - 2

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Dealer Manager Agreement and Participating Dealer Agreement

3.1*	Second Articles of Amendment and Restatement of Strategic Storage Growth Trust, Inc.

3.2*	Amended and Restated Bylaws of Strategic Storage Growth Trust, Inc.

4.1*	Subscription Agreement and Subscription Agreement Signature Page (included as Appendix A to prospectus)

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to legality of securities

8.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to tax matters

10.1*	Second Amended and Restated Limited Partnership Agreement of SS Growth Operating Partnership, L.P. dated July 31, 2014

10.2*	Second Amended and Restated Advisory Agreement

10.3*	Strategic Storage Growth Trust, Inc. Distribution Reinvestment Plan (included as Appendix B to prospectus)

10.4*	Amendment No. 1 to the Second Amended and Restated Limited Partnership Agreement

10.5*	Series A Cumulative Redeemable Preferred Unit Purchase Agreement dated July 31, 2014

10.6*	Credit Agreement with KeyBank, N.A. dated July 31, 2014

10.7*	Six Property Portfolio Purchase and Sale Agreement dated July 7, 2014

10.8*	Partial Assignment for one Property of the Six Property Portfolio dated August 14, 2014

10.9*	Schedule of Omitted Documents

21.1*	Subsidiaries of Strategic Storage Growth Trust, Inc.

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1)

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC with respect to tax opinion (included in Exhibit 8.1)

23.3*	Consent of CohnReznick LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney dated September 24, 2014

*	Previously filed.